SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 20, 2011

(Date of earliest event reported)

SALLY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-144427	36-4472381
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado
Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 20, 2011, Sally Beauty Holdings, Inc. (“Sally”) and Sally Investment Holdings LLC (“Investments”) have entered into a supplement indenture and joinder agreements providing that Sally and Investments will fully and unconditionally guarantee the obligations of Sally Holdings LLC, a wholly owned subsidiary of Sally and Investments (the “Company”), and Sally Capital, Inc. (together with the Company, the “Primary Obligors”) under (i) the Indenture dated November 8, 2011 by and among the Primary Obligors, the subsidiary guarantors named therein and the trustee and governing the senior notes due 2019 (the “Indenture”), (ii) the Credit Agreement dated November 16, 2006 among the Company, the administrative and collateral agent and the lenders named therein (the “Term Loan Agreement”) and (iii) the Credit Agreement dated November 12, 2010 among the Company and the Domestic Borrowers, the Canadian Borrower, the Foreign Borrower and the Guarantors (as such terms are defined therein), the administrative, collateral and Canadian agent and the lenders named therein (the “ABL Facility”).

As a result of the foregoing, the Company is no longer required to and will cease to file periodic reports with the Securities and Exchange Commission effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY HOLDINGS LLC

December 20, 2011	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Vice President and Assistant Secretary